EXHIBIT 99.2


                       Certification of CFO Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Hartmarx Corporation (the "Company") for the quarterly period ended February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Glenn R. Morgan, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                             /s/ Glenn R. Morgan
                                             --------------------------------
                                             Name:  Glenn R. Morgan
                                             Title: Chief Financial Officer
                                             Date:  April 14, 2003

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.